                                                 UNIVERSAL INSURANCE HOLDINGS, INC.

                                       Statement Regarding the Computation of Per Share Income

      The following table reconciles the numerator  (earnings) and denominator  (shares) of the basic and diluted earnings per share computations for net income for the six month and three month periods ended June 30, 2003 and 2002.
                                                        Six Months Ended                         Six Months Ended
                                                         June 30, 2003                            June 30, 2002
                                                         -------------                            -------------

                                             Income                                      Income
                                             Available to                                Available to
                                             Common                        Per Share     Common                         Per Share
                                             Stockholders        Shares     Amount       Stockholders      Shares       Amount
                                             ------------        ------     ------       ------------      ------       ------
Net income (loss)                             $ 124,041                                   ($663,491)
  Less: Preferred stock dividends             ($ 24,974)                                  ($      -)
                                              ----------                                  ----------
Income (loss) available to common
stockholders                                     99,067       22,197,000      $ 0.01      ($663,491)      14,686,000      ($0.05)
                                                                                                                          =======
Effect of dilutive securities:
  Stock options and warrants                       --               --          --             --               --         --
  Prefered stock                                 24,974          568,000        --             --            568,000       --
                                              ----------      ----------      ------      ---------       ----------      -----
Income (loss) available to common
  stockholders and assumed
  conversion                                  $ 124,041       22,765,000      $ 0.01      ($663,491)      15,254,000      ($0.04)
                                              ==========      ==========      ======      =========       ==========      =======

      Options and warrants  totaling  11,462,000 and 11,262,000 were excluded from the calculation of diluted  earnings per share as their effect was anti-dilutive for the six months ended June 30, 2003 and 2002, respectively.


                                                       Three Months Ended                       Three Months Ended
                                                         June 30, 2003                            June 30, 2002
                                                         -------------                            -------------

                                             Income                                      Income
                                             Available to                                Available to
                                             Common                        Per Share     Common                         Per Share
                                             Stockholders        Shares     Amount       Stockholders      Shares       Amount
                                             ------------        ------     ------       ------------      ------       ------

Net income (loss)                              $102,006                                   ($706,325)
  Less: Preferred stock dividends             ($ 12,487)                                  ($ 24,975)
                                              ----------                                  ----------
Income (loss) available to common
stockholders                                     89,519       22,369,000      $ 0.00      ($731,300)      14,686,000      ($0.05)
                                                                                                                          =======
Effect of dilutive securities:

  Stock options and warrants                       --               --          --             --               --         --
  Prefered stock                                 12,487          568,000        --           24,975          568,000       --
                                              ----------      ----------      ------      ----------      ----------      -----
Income (loss) available to common
  stockholders and assumed
  conversion                                  $ 102,006       23,937,000      $ 0.00      ($706,325)      15,254,000      ($0.05)
                                              ==========      ==========      ======      ==========      ==========      =======

      Options and warrants  totaling  11,462,000 and 11,262,000 were excluded from the calculation of diluted  earnings per share as their effect was anti-dilutive for the three months ended June 30, 2003 and 2002, respectively.
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